RECONSTITUTED SERVICING AGREEMENT

This Reconstituted Servicing Agreement (this “Agreement”) is made this October 1, 2006, by and among GMAC MORTGAGE, LLC (as successor by merger to GMAC Mortgage Corporation), as servicer (the “Servicer”), GREENWICH CAPITAL ACCEPTANCE, INC., as depositor (the “GCA” or the “Depositor”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as owner (“GCFP” or the “Owner”) and is acknowledged by DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee (the “Trustee”) of the HarborView Mortgage Loan Trust 2006-SB1 (the “Trust Fund”) created under the Pooling and Servicing Agreement (defined below).

RECITALS

WHEREAS, GCFP has acquired certain mortgage loans listed on Schedule One hereto from Secured Bankers Mortgage Company (the “Originator”) on a servicing released basis and has retained the Servicer to service such Mortgage Loans (the “Serviced Mortgage Loans”) pursuant to an Amended and Restated Master Interim Servicing Agreement between the Owner and the Servicer, dated as of January 1, 2006 (the “Servicing Agreement”), a copy of which is annexed hereto as Exhibit Two;

WHEREAS, pursuant to Section 12.11, GCFP has the right, without the consent of the Servicer, to assign, in whole or in part, its interest under the Servicing Agreement with respect to some or all of the Serviced Mortgage Loans, and designate any person to exercise all or a portion of its rights under the Servicing Agreement with respect to such Serviced Mortgage Loans, provided such person executes an assignment and assumption agreement reasonably acceptable to the Servicer;

WHEREAS, The Owner proposes, pursuant to (i) a mortgage loan purchase agreement (the “Mortgage Loan Purchase Agreement”), dated as of October 1, 2006, between the Owner and the Depositor, and (ii) a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2006, among the Owner, as seller, the Depositor and the Trustee to transfer the Serviced Mortgage Loans (other than the Servicing Rights with respect to such Serviced Mortgage Loans) to the Trust Fund as part of a publicly-issued and privately-placed, rated mortgage securitization. A copy of the Pooling and Servicing Agreement is annexed hereto as Exhibit Three;

WHEREAS, in connection with the mortgage securitization, the Owner and the Servicer agree that (a) the assignment of the Serviced Mortgage Loans (other than the Servicing Rights with respect to such Serviced Mortgage Loans) under the Servicing Agreement to be accomplished by the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement each constitutes a valid assignment from the Owner to the Depositor, and from the Depositor to the Trustee on behalf of the Trust Fund of the Owner’s rights and obligations under the Servicing Agreement to the extent provided therein, (b) on and after such assignments the provisions of the Servicing Agreement shall continue to apply to the Serviced Mortgage Loans, but only to the extent provided by this Agreement and (c) this Agreement shall govern the servicing of the Serviced Mortgage Loans for so long as they remain subject to the provisions of the Pooling and Servicing Agreement;

WHEREAS, pursuant to this Agreement, the Trustee shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans, and shall have the right to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence of an Event of Default (as defined by this Agreement);

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	Definitions.

“Servicing Rights”: With respect to any Serviced Mortgage Loan, any and all of the following: (a) the right to terminate the Servicer as servicer of such Mortgage Loan, with or without cause, subject to Section 7.01 of the Pooling and Servicing Agreement; (b) the right to transfer the Servicing Rights and/or all servicing obligations with respect to such Mortgage Loan, subject to Section 7.01 of the Pooling and Servicing Agreement; (c) the right to the Servicing Fee, less the GMACM Subservicing Fee and (d) powers and privileges incident to any of the foregoing.

2.
Servicing; Incorporation by Reference of Servicing Agreement Provisions. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, as modified by the provisions of this Agreement and Exhibit One hereto, for the benefit of the Trust Fund, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

The Servicer additionally agrees that the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.

3.
Trust Fund Cut-off Date. The parties hereto acknowledge that by operation of Section 5.01 of the Servicing Agreement (as modified by this Agreement) the remittance on November 20, 2006 to be made to the Trust Fund is to include all principal collections due after October 1, 2006 (the “Trust Fund Cut-off Date”), plus interest thereon at the Mortgage Loan Remittance Rate collected during the immediately preceding Due Period, but exclusive of any portion thereof allocable to a period prior to the Trust Fund Cut-off Date, and taking into account the adjustments specified in Section 5.01(a) of the Servicing Agreement (as modified by this Agreement).

4.
GMACM Subservicing Fee. The “GMACM Subservicing Fee” for the Serviced Mortgage Loans serviced under this Agreement shall be an amount equal to (a) one-twelfth the product of (i) the GMACM Subservicing Fee Rate and (ii) the outstanding principal balance of the such Serviced Mortgage Loan as of the first day of the related month. The “GMACM Subservicing Fee Rate” shall be an annual fee equal to 0.025% of the Assumed Principal Balance of each Serviced Mortgage Loan. The GMACM Subservicing Fee shall be payable monthly from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of each Monthly Payment collected by the Servicer (or as otherwise provided under Section 4.05 of the Servicing Agreement).

2

5.
Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Trustee, which Trustee shall be obligated to enforce the Servicer’s obligation to service the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Trustee, acting on behalf of the Trust Fund, shall have the same rights (but not the obligations) as the Owner to enforce the obligations of the Servicer under the Servicing Agreement and unless otherwise specified in Exhibit One to this Agreement, references to the “Owner” in the Servicing Agreement shall include the “Trustee”; provided, however, that any obligation of the Owner to pay or reimburse the Servicer shall be satisfied from funds available in the Custodial Account or the Trust Fund. The Trustee shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence of an Event of Default under Section 9.01 of the Servicing Agreement (as modified by this Agreement). Notwithstanding anything herein to the contrary, in no event shall the Trustee be required to assume any of the obligations of the Owner under the Servicing Agreement and, in connection with the performance of the Trustee’s duties hereunder, the parties and other signatories hereto agree that the Trustee shall be entitled to all the rights, protections and limitations of liability afforded to the Trustee under the Pooling and Servicing Agreement.

6.
Representations. The Servicer hereby reaffirms as of the Closing Date (as defined in the Pooling and Servicing Agreement) the representations and warranties made pursuant to Section 3.01 of the Servicing Agreement for the benefit of the Trust Fund.

7.
Notices. All notices, consents, certificates or reports (collectively “written information”) required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

Deutsche Bank National Trust Company
1761 East St. Andrews Place
Santa Ana, California 92705
Attention: HarborView 2006-SB1-GC06HSB1

All remittances required to be made to the Trustee under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

3

Deutsche Bank National Trust Company
ABA #: 021001033
ABA Name: Deutsche Bank Trust Company - Americas
Account Number: 014-19-663
Account Name: NYLTD Funds Control - Stars West
Attn: Radha Nilakantan/HVMLT 2006-SB1

All written information required to be delivered to the Owner hereunder shall be delivered to the Owner at the following address:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal Department (HarborView 2006-SB1)
Telephone: (203) 625-6072
Facsimile: (203) 618-2163

All written information required to be delivered to the Depositor hereunder shall be delivered to the Depositor at the following address:

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal Department (HarborView 2006-SB1)
Telephone: (203) 625-6072
Facsimile: (203) 618-2163

All written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

GMAC Mortgage, LLC
3451 Hammond Avenue
Waterloo, Iowa 50702
Attention: General Servicing Manager (HarborView 2006-SB1)
Facsimile: (319) 236-5175

GMAC Mortgage, LLC
100 Witmer Road
Horsham, Pennsylvania 19044
Attention: General Counsel and Executive Vice President of National Loan Administration (HarborView 2006-SB1)
Telephone: (215) 682-1263
Facsimile: (215) 682-1467

8.
Acknowledgement. The Servicer hereby acknowledges that the rights of the Owner under the Servicing Agreement as modified by this Agreement (other than the Servicing Rights with respect to the Serviced Mortgage Loans) will be assigned to the Depositor under the Mortgage Loan Purchase Agreement and by the Depositor to the Trust Fund under the Pooling and Servicing Agreement and that each such assignment will constitute a valid assignment of the rights of the Owner under the Servicing Agreement (other than the Servicing Rights with respect to the Serviced Mortgage Loans) to the Depositor and from the Depositor to the Trust Fund pursuant to Section 11.01 of the Servicing Agreement. The Servicer hereby consents to such assignments and acknowledges the Trust Fund’s REMIC election.

4

9.
Servicing Rights. Notwithstanding anything provided herein to the contrary, each of the parties hereto agrees and acknowledges that GCFP is the owner of the Servicing Rights with respect to the Serviced Mortgage Loans, provided that, the Servicer shall have the right to receive the GMAC Subservicing Fee as provided in the Agreement.

10.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

11.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

5

Executed as of the day and year first above written.

GMAC MORTGAGE, LLC (as successor by merger to GMAC Mortgage Corporation), as Servicer

By:	/s/ Wesley B. Howland
Name: Wesley B. Howland
Title: Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Owner

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title: Senior Vice President

Acknowledged By:

DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity, but solely as Trustee
for HarborView 2006-SB1 Trust Fund

under the Pooling and Servicing Agreement

By: /s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

EXHIBIT ONE

Modifications to the Servicing Agreement

1.	A new definition of “Acceptable Successor Servicer” is hereby added to Article I, immediately prior to the definition of “Accepted Servicing Practices” to read as follows:

“Acceptable Successor Servicer”: A Servicer that meets each of the following characteristics: (i) such Servicer is a Freddie Mac- or Fannie Mae-approved servicer, (ii) such Servicer has been approved by each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates and (iii) such Servicer is reasonably acceptable to the Trustee.

2.	A new definition of “Adverse REMIC Event” is hereby added to Article I, immediately after the definition of “Accepted Servicing Practices” to read as follows:

“Adverse REMIC Event”: Any action or omission by the Servicer that would cause the Trust Fund to (i) endanger the status of any REMIC related thereunder or (ii) result in the imposition of a tax upon the REMIC, including but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G of the Code.

3.	A new definition of “Assumed Principal Balance” is hereby added to Article I, immediately after the definition of “ARM Loan,” to read as follows:

“Assumed Principal Balance”: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Trust Fund Cut-off Date after application of payments due on or before the Trust Fund Cut-off Date, whether or not received, minus (ii) all amounts previously distributed to the Trustee with respect to the Serviced Mortgage Loan pursuant to Section 5.01 and representing (a) payments or other recoveries of principal or (b) advances of scheduled principal payments made pursuant to Section 5.04.

4.	The definition of “Business Day” in Article I is hereby amended by restating clause (ii) of such definition to read as follows:

(ii) a day on which banks and savings and loan institutions in the Commonwealth of Pennsylvania, the State of Maryland, the State of Minnesota or the State of New York are authorized or obligated by law or executive order to be closed.

5.
The definition of “Escrow Account” in Article I shall be amended by replacing the reference to “Servicer Escrow Account, in trust for Greenwich Capital Financial Products, Inc., Owner of Whole Loans, and various Mortgagors” with “Servicer Escrow Account, in trust for Deutsche Bank National Trust Company, as trustee of the HarborView Mortgage Loan Trust 2006-SB1, and various Mortgagors.”

6.	A new definition of “GMACM Subservicing Fee” shall be added to Article I, immediately before the definition of “HUD”, to read as follows:

Exhibit One-1

“GMACM Subservicing Fee”: an amount equal to (a) one-twelfth the product of (i) the GMACM Subservicing Fee Rate and (ii) the outstanding principal balance of the such Serviced Mortgage Loan as of the first day of the related month.

7.	A new definition of “GMACM Subservicing Fee Rate” shall be added to Article I, immediately before the definition of “HUD”, to read as follows:

“GMACM Subservicing Fee Rate”: shall be an annual fee equal to 0.025% of the Assumed Principal Balance of each Mortgage Loan.

8.
The definition of “Mortgage Interest Rate” in Article I is hereby amended by adding the words “net of any Relief Act Reduction” after the word “Note” and before the period at the end of such defined term.

9.	A new definition of “Mortgage Loan Remittance Rate” is hereby added to Article I, immediately before the definition of “Mortgage Loan Schedule”, to read as follows:

“Mortgage Loan Remittance Rate”: As to each Mortgage Loan, the annual rate of interest required to be remitted hereunder to the Trustee, which shall be equal to the related Mortgage Interest Rate minus the related GMACM Subservicing Fee Rate.

10.
The definition of “Nonrecoverable Advance” in Article I is hereby amended by adding the words “or any P&I Advance made pursuant to Section 5.04” immediately after the words “Servicing Advance” in such defined terms.

11.	The definition of “Opinion of Counsel” in Article I is hereby amended by adding the following proviso immediately after the word “party” and before the period at the end of such defined term:

; provided that any Opinion of Counsel relating to (a) qualification of the Serviced Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee and the Owner, who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Serviced Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer of the Serviced Mortgage Loans as an officer, employee, director or person performing similar functions.

12.	A new definition of “P&I Advance” is hereby added to Article I, immediately before the definition of Partial Principal Prepayment, to read as follows.

“P&I Advance”: As to any Serviced Mortgage Loan, any advance made by the Servicer of principal and/or interest on a Serviced Mortgage Loan pursuant to Section 5.04.

13.	A new definition of “Prepayment Interest Shortfall” is added to Article I, immediately before the definition of “Primary Mortgage Insurance Policy”, to read as follows:

“Prepayment Interest Shortfall”: As to any Remittance Date and any Serviced Mortgage Loan, (a) if such Serviced Mortgage Loan was the subject of a Full Principal Prepayment during the related Principal Prepayment Period, the excess of one month’s interest (adjusted to the Mortgage Loan Remittance Rate) on the Assumed Principal Balance of such Serviced Mortgage Loan outstanding immediately prior to such prepayment, over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the Mortgagor in respect of such Principal Prepayment Period, and (b) if such Serviced Mortgage Loan was the subject of a Partial Principal Prepayment during the related Principal Prepayment Period, an amount equal to one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Partial Principal Prepayment.

Exhibit One-2

14.	A new definition of “Principal Prepayment Period” is hereby added to Article I, immediately before the definition of “Prior Servicers” to read as follows:

“Principal Prepayment Period”: As to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

15.	New definitions of “Relief Act Reduction”, “REMIC” and “REMIC Provisions” are hereby added to Article I immediately following the definition of “Recourse Obligation” to read as follows:

“Relief Act Reduction”: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

16.	The definition of “Remittance Date” in Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

“Remittance Date”: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such day.

17.	The definition of “Servicing Fee” is hereby deleted in its entirety.

18.	A new definition of “Termination Fee” is added to Article I, immediately before the definition of “Seller”, to read as follows:

“Termination Fee”: The amount that the Owner shall be required to pay to the Servicer as liquidated damages as a result of the Owner terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 10.01 hereof.

19.	Section 3.01 (Representations and Warranties of the Servicer) is hereby amended by:

(a)	by deleting the word “corporation” in clause (a) and replacing it with the words “limited liability company”.

(b)	by deleting the words “articles of incorporation or bylaws” in clause (c) and replacing it with the words “articles of organization or operating agreement”.

Exhibit One-3

(c)	by adding a new clause (g) to read as follows:

(g) With respect to each Mortgage Loan, the Servicer has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Servicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis.

20.	Section 3.02 (Representations and Warranties of Owner) is hereby deleted in its entirety.

21.	Section 4.01 (Servicer to Act as Servicer) is hereby amended by:

(a)	adding the following proviso after the word “Practices” and immediately before the period at the end of the first sentence of the first paragraph thereof:

; provided, however, that the Servicer shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (but not at the expense of the Servicer) to the effect that the contemplated action will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created thereunder.

(b)	adding the following additional proviso after the word “Loan” and immediately before the period at the end of the first sentence of the second paragraph thereof:

; and provided further, no such modification shall be permitted unless the Servicer shall have received written approval from the Trustee that such modification, waiver or amendment would not cause an Adverse REMIC Event. The Trustee may, in its discretion, obtain an Opinion of Counsel conforming such determination, costs which shall be a reimbursable expense to the Trustee from the Trust Fund. Promptly after the execution of any assumption, modification, consolidation or extension of any Serviced Mortgage Loan, the Servicer shall forward to the Trustee copies of any documents evidencing such assumption, modification, consolidation or extension;

(c)	adding the following sentences to immediately follow the first sentence of the second paragraph:

If, with the consent of the Trustee, the Servicer permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall include in each remittance for any month in which any such principal or interest payment has been deferred an amount equal to the amount that the Servicer would have been required to advance pursuant to Section 5.04 if such deferred amounts had been delinquent, and shall be entitled to reimbursement for such advances only to the same extent as for P&I Advances made pursuant to Section 5.04. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; and

Exhibit One-4

(d)	adding the following paragraph immediately after the second paragraph of Section 4.01:

The Servicer shall not waive any prepayment penalty with respect to any Serviced Mortgage Loan except as provided in this paragraph. If the Servicer or its designee fails to collect the prepayment penalty upon any prepayment of any Serviced Mortgage Loan which contains a prepayment penalty, the Servicer shall pay to the Trust Fund at such time by means of a deposit into the Custodial Account an amount equal to the prepayment penalty which was not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected prepayment penalty under this Section 4.01 if the failure to collect such amount is the result of inaccurate or incomplete information provided by the Owner and which is included as part of the Mortgage Loan Schedule as Schedule One attached hereto. Notwithstanding the above, the Servicer or its designee may waive a prepayment penalty without remitting the amount of the foregone prepayment penalty to the Custodial Account if (i) such waiver relates to a prepayment which is not a result of a refinancing by the Servicer or any of its affiliates and (ii) the Serviced Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Serviced Mortgage Loan and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such prepayment penalty and the related Serviced Mortgage Loan or (iii) the collection of the prepayment penalty would be in violation of applicable laws.

(e)	by changing the words “Servicing Fee” in the last sentence of the third paragraph to “GMACM Subservicing Fee.”

22.	Section 4.04 (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended by:

(a)	adding the following words after the word “Accounts” and before the period at the end of the first sentence of the first paragraph:

, entitled “in trust for the Trustee of HarborView Mortgage Loan Trust 2006-SB1”;

(b)	adding the following new sentence immediately after the second sentence of the first paragraph:

Any investment of funds in the Custodial Account shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (i) any investment in the institution in which the Custodial Account is maintained may mature on such Remittance Date and (ii) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, to the extent necessary to make distributions to the Trust Fund) and shall not be sold or disposed of prior to maturity.

(c)	by deleting the word “and” after the semi-colon in subclause (vi), replacing the period with “; and” at the end of clause (vii) and adding new clause (viii) to read as follows:

Exhibit One-5

(viii)  any amounts required to be deposited in the Custodial Account pursuant to Section 5.05.

23.	Section 4.05 (Permitted Withdrawals from the Custodial Account) is hereby amended as follows:

(a)	by adding a new subclause (ii) to read as follows:

(ii)  to reimburse itself for P&I Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Serviced Mortgage Loan that represents payments of principal and/or interest respecting which any such P&I Advance was made;

(b)	by renumbering existing subclause (ii) as subclause (iv) and amending and restating clause (iv) in its entirety to read as follows:

(iv)  to reimburse itself first for unreimbursed Servicing Advances, second, for unreimbursed P&I Advances, and third for any unpaid GMACM Subservicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (iv) with respect to any Serviced Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Serviced Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

(c)	by changing the words “Servicing Fee” in subclause (iii) to “GMACM Subservicing Fee”.

(d)	by renumbering existing subclause (iv) (prior to any changes set forth in clause (b) above) as subclause (v) and amending and restating clause (v) in its entirety to read as follows:

(v)  to reimburse itself for unreimbursed Servicing Advances and P&I Advances made pursuant to Section 5.04 to the extent that such amounts are nonrecoverable by the Servicer pursuant to subclause (iv) above;

24.
Section 4.06 (Establishment of Escrow Accounts; Deposits in Escrow Accounts) shall be amended by adding the following words after the word “Accounts” and immediately before the period at the end of the first sentence:

; entitled “in trust for the Trustee of the HarborView Mortgage Loan Trust 2006-SB1”.

25.	Section 4.12 (Fidelity Bond; Errors and Omissions Insurance) is hereby amended by adding the following the words after the last sentence:

The Company shall provide to the Owner and the Trustee a copy of the policy and the Fidelity Bond, or evidence of the same, upon request.

26. Section 4.13 (Title, Management and Disposition of REO Property) is hereby amended and restated in its entirety to read as follows:

Section 4.13 Title, Management and Disposition of REO Property.

Exhibit One-6

If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or its nominee, in either case as nominee, for the benefit of the Trustee on behalf of the Trust Fund on the date of acquisition of title (the "REO Owner"). In the event the Servicer is not authorized or permitted to hold title to real property in the state in which the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer, at expense of the Trust Fund, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trust Fund shall acknowledge in writing that such title is being held as nominee for the REO Owner.

The Servicer shall notify the Trustee in accordance with Accepted Servicing Procedures of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Procedures. Thereafter, the Servicer shall continue to provide certain administrative services to the Trust Fund relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Serviced Mortgage Loans and REO Property are held and (i) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Internal Revenue Code of 1986, as amended (the “Code”), or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Trustee as to progress being made in selling such REO Property and (ii) if, with the written consent of the Trustee, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Servicer and the Trustee on behalf of the Trust Fund shall be entered into with respect to such purchase money mortgage.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate each REO Property for the REO Owner solely for the purpose of its prompt disposition and sale, and in the same manner that it would be required to manage, conserve, protect and operate foreclosed property for its own account (subject to the condition described in the second paragraph of Section 4.02). The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the REO Owner.

Exhibit One-7

The Servicer shall cause to be deposited in the Escrow Account, on a daily basis upon receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Servicer. In the event the Servicer chooses to manage the related REO Property, the Servicer shall be entitled to receive a management fee in an amount equal to the greater of $1,500 or 1% of the sales price of the related REO Property (the “REO Disposition Fee”). The Servicer shall be entitled to deduct the REO Disposition Fee directly from the REO Disposition proceeds prior to distribution of the REO Distribution Proceeds to the Trustee. Any disbursement in excess of $5,000 shall be made only with the written approval of the REO Owner. For purposes of the preceding sentence, any approval given by the Owner shall constitute approval by the Trustee. On or before each Determination Date, the Servicer shall withdraw from the Escrow Account and deposit into the Custodial Account the net income from the REO Property on deposit in the Escrow Account less any reserves required to be maintained in the Escrow Account from time to time to satisfy reasonably anticipated expenses. The Servicer shall furnish to the Trustee on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month and the Servicer's efforts in connection with the sale of that REO Property. Such statement shall be accompanied by such other information as the Trustee shall reasonably request.

Each REO Disposition shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. If upon the acquisition of title to the Mortgaged Property by foreclosure sale or deed in lieu of foreclosure or otherwise, there remain outstanding unreimbursed P&I Advances pursuant to Section 5.04 with respect to the Serviced Mortgage Loan or if, upon liquidation as provided in this Section 4.13, there remain outstanding any unreimbursed Servicing Advances with respect to the Mortgaged Property or the Serviced Mortgage Loan, the Servicer shall be entitled to reimbursement from the proceeds received in connection with the disposition of the Mortgaged Property, and from the Trust Fund if such proceeds are insufficient, for any related unreimbursed Servicing Advances or related unreimbursed P&I Advances pursuant to Section 5.04. On the Remittance Date immediately following the Principal Prepayment Period in which REO Disposition Proceeds are received, the net cash proceeds of such REO Disposition shall be distributed to the Trust Fund. In the event that the Servicer is billed for expenses related to an REO Property subsequent to the date on which the net cash proceeds of such REO Disposition are distributed to the REO Owner, the Servicer shall pay such expenses and shall thereupon be entitled to reimburse itself therefor by withdrawing the amount of such expenses from the Custodial Account.

27.	Section 5.01 (Remittances) is hereby amended and restated in its entirety to read as follows:

Section 5.01 Remittances.

(a) On each Remittance Date, the Servicer shall remit to the Trustee (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05(ii)-(v), plus (ii) the aggregate amount of P&I Advances, if any, and payments pursuant to Section 5.04, if any, that the Servicer is obligated to make on such Remittance Date, plus (iii) the aggregate amount of any Prepayment Interest Shortfall existing as of such Remittance Date, minus (iv) any amounts that represent early receipts of Monthly Payments due on a Due Date or Due Dates subsequent to the Due Date occurring in the month of such Remittance Date (except to the extent that, pursuant to Section 5.04, any funds described in this clause (iv) are to be remitted to the Trustee in lieu of P&I Advances by the Servicer out of its own funds), and minus (v) any amounts that represent Full Principal Payments received in the month of such Remittance Date (except to the extent pursuant to Section 5.04, any funds disbursed in this clause (v) are to be remitted to the Trustee in lieu of P&I Advances out of the Servicer’s own funds).

Exhibit One-8

(b) Each remittance pursuant to this Section 5.01 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the account which shall have been designated by the Trustee.

(c) With respect to any remittance received by the Trustee after the Business Day on which such payment was due, the Servicer shall pay to the Trustee interest on any such late payment at an annual rate equal to the prime rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date.

28.	Section 5.02 (Statements to Owner) is hereby amended in its entirety to read as follows:

(a) Section 5.02 Statements to the Trustee.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Trustee (with a copy to the Sponsor) in the form of Exhibit H (i) a monthly remittance advice in written or electronic format (or in such other format mutually agreed to between the Servicer and the Trustee) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Trustee.

The Servicer shall provide the Trustee with such information available to it concerning the Serviced Mortgage Loans as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return as the Trustee may reasonably request from time to time.

29.	A new Section 5.04 (P&I Advances by the Servicer) is hereby added to the Servicing Agreement to read as follows:

Section 5.04 P&I Advances by the Servicer.

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall from its own funds deposit in the Custodial Account an amount equal to all Monthly Payments that were due on the related Due Date and that were delinquent at the close of business on the related Determination Date, with the interest adjusted to the respective Mortgage Loan Remittance Rates; provided, however, that to the extent there are funds on deposit in the Custodial Account that are not otherwise required to be distributed to the Trustee on such Remittance Date, the Servicer may remit such funds in lieu of making advances of its own funds; and further provided that any such funds held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit into the Custodial Account on or before each Remittance Date to the extent that funds on deposit in the Custodial Account for the related Remittance Date (determined without regard to P&I Advances required to be made on such Remittance Date) shall be less than the aggregate amount required to be distributed to the Trustee pursuant to Section 5.01 on such related Remittance Date. For purposes of this Section 5.04, any Monthly Payment or portion thereof deferred pursuant to Section 4.01 shall be considered delinquent until paid. The Servicer's obligation to make P&I Advances as to any Mortgage Loan shall continue through the Remittance Date following acquisition or disposition of title to the related Mortgaged Property through foreclosure or by delivery of a deed in lieu of foreclosure.

Exhibit One-9

Notwithstanding the provisions of this Section 5.04, the Servicer shall not be required to make any advance of principal and interest if, in the good faith judgment of the Servicer, such advance of principal and interest will not ultimately be recoverable from the related Mortgagor, from Liquidation Proceeds or otherwise.

30.	A new Section 5.05 (Prepayment Interest Shortfalls) is hereby added to the Servicing Agreement to read as follows:

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall from its own funds deposit in the Custodial Account an amount equal to the aggregate Prepayment Interest Shortfall, if any, existing in respect of the related Principal Prepayment Period. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor, up to a maximum amount of 0.375% per annum per Mortgage Loan.

31.	Section 6.03 (Servicing Compensation) is superseded by Section 4 of this Agreement.

32.	Section 6.06 (Right to Examine Company Records) is hereby amended and restated in its entirety to read as follows:

If any of the Sponsor or the Trustee provide reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Serviced Mortgage Loans and the REO Properties during normal business hours of the Servicer at the Trust Fund's expense. The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination.

33.	Section 8.01 (Indemnification; Third Party Claims) is amended as follows:

(a)
by replacing the word “Owner” in the first line thereof with the words “Trust Fund, the Trustee and the Depositor”; by replacing the word “Owner” or “Owner’s” in the tenth, fourteenth and seventeenth lines thereof with the word “Trustee”; and

(b)	by adding the following text at the end of the first paragraph thereof:

Exhibit One-10

The Servicer shall immediately notify the Trust Fund if a claim is made by a third party with respect to this Agreement or any Mortgage Loans. The Servicer shall follow any written instructions received from the Trust Fund in connection with such claim. The Servicer shall assume the defense of any such claim as directed by the Trust Fund and may seek reimbursement from the Custodial Account for all amounts advanced by it pursuant to the preceding sentence except when such third party claim is in any way related to Servicer’s indemnification pursuant to this Section 8.01 or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with this Agreement.

34.	Section 8.02 (Merger or Consolidation of the Servicer) is hereby amended by:

(a)	by deleting the word “corporation” in the first paragraph and replacing it with the words “limited liability company”.

35.	Section 8.04 (Company Not to Resign) is hereby amended by (i) replacing the word “Owner” in the second line thereof with “Owner, as the owner of the Servicing Rights and the Trustee,”.

36.	Section 8.05 (No Transfer of Servicing) is hereby amended by:

(a)	changing the words “Owner has” to “the Owner, as owner of the Servicing Rights, has” in the second line; and

(b)	changing the word to “Owner” in the eighth line thereof to “the Owner, as owner of the Servicing Rights”.

37.	Section 8.07 (Notice of Settlement and Claims) is hereby deleted in its entirety.

38.	Subsection (a) of Section 9.01 (Event of Default) is hereby amended by:

(a)	changing any reference to “Owner” to “Trustee;”

(b)	by removing clause (ii) in its entirety and replacing it with the following:

except as otherwise provided in Section 11.07(b), any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; or

(c)	by removing the word “or” at the end of clause (vi), adding the word “or” after clause (vii) and adding following new clause (viii):

Exhibit One-11

(viii) the Servicer fails to meet the qualification of either a Freddie Mac or Fannie Mae servicer (to the extent such entities are then operating in a capacity similar to that in which they operate on the Closing Date);

(d)	by deleting the reference to “Owner’s Event of Default” in its entirety.

(e)	by amending and restating paragraph (c) of such section to read as follows:

If an Event of Default shall occur, then so long as such Event of Default shall not have been remedied, the Trustee may, by notice in writing to the Servicer, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Serviced Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from the Trustee, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Serviced Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer shall cooperate with the Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts (less any amounts due the Servicer pursuant to the terms of this Agreement) which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Serviced Mortgage Loans.

39.	Section 9.02 (Waiver of Defaults) is hereby amended by changing the reference to “Owner” to “Trustee”.

40.	Section 10.01 (Termination) is hereby amended by:

(a)	by restating the clause (ii) to read:

30 days’ written notice from the Owner, as owner of the Servicing Rights, to the Servicer and the Trustee, provided such termination is acceptable to the Rating Agencies and subject to payment by the Seller of the Termination Fee; and

(b)	by restating clause (iv) to read:

mutual consent of the Servicer and the Owner, as owner of the Servicing Rights, in writing, provided such termination is acceptable to the Rating Agencies;

(c)	by deleting the last sentence thereof and replacing it with the following:

In the event that Owner terminates the Servicer without cause with respect to some or all of the Mortgage Loans in accordance with (ii) above, the Owner shall be required to pay to the Servicer a Termination Fee in the amount of (a) $50.00 for each transfer of Mortgage Loans on any date and (b) $10.00 per Mortgage Loan transferred.

41.	Section 10.02 (Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer) is deleted in its entirety.

Exhibit One-12

42.	Section 10.03 (Transfer of Servicing for Defaulted Loans) is deleted in its entirety.

43.	Section 10.04 (Transfer of Books and Records) is hereby amended by changing the words “Servicing Fee” in the last sentence to “GMACM Subservicing Fee”.

44.	Section 11.03 (Information to Be Provided by the Company) is hereby amended as follows:

(i)	by deleting the reference to “(ii)” and replacing it with “(2)” in the sixth line of the first paragraph thereof;

(ii)	by replacing the word “notify” with the words “provide prompt notice” after the word “(i)” in the third line of clause (d) thereto;

(iii)	by adding the words “, the Trustee,” after the word “Owner” in the fourth line of clause (e) thereto;

(iv)	by deleting clause (f) in its entirety and replacing it with the words “[Reserved]”; and

(v)	by adding the words “as may be reasonably requested by the Purchaser, the Trustee or any Depositor” at the end of clause (h) thereto.

45.	Section 11.05 (Report on Assessment of Compliance an Attestation) is hereby amended as follows:

(i)	by adding the words “, such Trustee” after the references to “Owner” in the second and fifth lines of clause (a)(i) thereto;

(ii)	by replacing the reference to “Exhibit F” with “Exhibit G” in clause (a)(i) thereto;

(iii)
by deleting the words “if requested by the Owner, the Trustee or any Depositor not later than March 15th of the calendar year in which such certification is to be delivered” at the beginning of the sentence clause (a)(iv) thereto; and

(v)	by deleting the words “or Trustee” in the paragraph following clause (a)(iv) thereto.

46.	Section 11.07 (Indemnification; Remedies) is hereby amended by deleting the words “, which continues unremedied for ten calendar days” in the fifth line of the second paragraph of clause (b) thereof.

47.	Section 12.01 (Successor to Servicer) is hereby amended by:

(i)	adding the reference to “Section, 9.01” after the words “Section 8.04”, in the first and second paragraphs of such Section.

(ii)	adding the following new sentence immediately following the first sentence of the first paragraph thereof to read as follows:

Exhibit One-13

Any successor to the Servicer shall be an Acceptable Successor Servicer.

(iii)	amending the existing second sentence of the first paragraph thereof by (a) changing the word “Owner” to “the Trustee” and (b) by adding the following provisos at the end of such sentence:

; provided, however, that no such compensation shall be in excess of 0.375% per annum.

(iv)	replacing the word “Owner” in the second line of the second paragraph thereof with “the Owner and the Trustee”.

(v)	replacing the reference to “Owner” in the fourth paragraph thereof with “the Owner and the Trustee”.

48.
Section 12.02 (Amendment) is hereby amended by replacing the words “by written agreement signed by the Servicer and the Owner” with “by written agreement signed by the Depositor, Seller, Trustee and the Servicer,” and by adding the following sentence at the end thereof:

“The party requesting such amendment shall, at its own expense, provide the Trustee, the Owner and the Depositor with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such amendment will not materially adversely affect the interest of the Certificateholders in the Serviced Mortgage Loans.”

49.	Section 12.10 (Confidentiality of Information) shall not apply to this Agreement.

50.	New Section 12.16 (Intended Third Party Beneficiaries) is added to the Servicing Agreement to read as follows:

Section 12.16 Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee as if the Trustee were a party to this Agreement, and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. With respect to the Serviced Mortgage Loans, the Servicer shall only take directions from the Trustee (if direction by the Trustee is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement.

51.	A new Exhibit H is hereby added to the Servicing Agreement in the form set forth in Exhibit Four hereof.

Exhibit One-14

EXHIBIT TWO

Servicing Agreement

Exhibit Two-1

EXHIBIT THREE

Pooling and Servicing Agreement

Exhibit Three-1

EXHIBIT FOUR

Exhibit H to Servicing Agreement

Deutsche Bank Monthly Data

			COBOL DATA	DATA	FIELD POSITION
	FIELD NAME	FIELD ID	TYPE	. TYPE	Start	End	DESCRIPTION
1	Issue Identifier	DealID	x(6)	char(6)	1	6	Identifies the particular pool of loans (code determined by Bankers Trust). Field Index 1.
2	Loan Number	LoanNum	x(20)	char(20)	7	26	Number or character string, not including special characters such as dashes or spaces, which uniquely identifies a loan. Field Index 2.
3	Sub Pool	SubPool	X	char(1)			This identifies what group a loan belongs to
4	Source ID	SourceID	x(9)	char(9)			Each loan is allocated an individual Source ID number
5	Record Type	RecordTyp
6	Cutoff Loan Status	CutoffLoanStat
7	Determination Loan Status	DetermLoanStat
8	Prepayment Status	PrepayStat	X	char(1)	112	112	The following list the possible reasons and codes for the prepayment in full amount: 0-not applicable 1-mortgagor paid off loan 2-loan liquidated 3-loan repurchased

Exhibit Four-1

9	Cutoff Paid To Date	CutoffPTD
10	Determination Paid to Date	DetermPTD
11	Actual Payment Date	ActualPayDate
12	Current Payment Date	CurrPmtDate
13	Next Payment Date	NextPayDate
14	Date of Prepayment(YYYYMMDD)	PrepayDate	9(8)	float	104	111	The date the prepayment in full amount was made.
15	Beginning Scheduled Balance	BegBal
16	Scheduled Ending Balance	EndBal	S9(10)v9(2)	money	113	124
The ending unpaid Scheduled Balance. The balance of the mortgage loan reduced by all prepayments and scheduled principal monthly payments.

Note: On “actual principal” deals, the balance of the mortgage loan should be reduced by all prepayments and principal monthly payments received.

17	Scheduled P & I	SchdPI	S9(10)v9(2)	money	32	43
The total scheduled monthly payment from the mortgagor to cover the principal and interest due for the current reporting period.

Note: For “actual principal” deals, this field should include principal received NOT scheduled principal.

18	Scheduled Interest Amount	SchdIntAmt	S9(10)v9(2)	money	44	55	The interest amount due from the mortgagor on the due date prior to distribution.

Exhibit Four-2

19	Repurchase Interest Amount	RepurchIntAmt
20	Liquidation Interest Amount	LiqIntAmt
21	Scheduled Principal Amount	SchdPrinAmt	S9(10)v9(2)	money	56	67
The principal portion or the P&I (sch_pi) which was due from the mortgagor during the current reporting period.

Note: For “actual principal” deals, this field should be populated with principal received NOT scheduled principal.

22	Repurchase Principal Amount	RepurchPrinAmt
23	Prepayment in Full Amount	PrepayAmt	9(10)v9(2)	float	92	103	The total principal amount to be applied to paying off the mortgage loan.
24	Liquidation Proceeds	LiqAmt
25	Curtailment Amount	CurtAmt	S9(10)v9(2)	money	68	79
The total amount of partial principal payments made by the mortgagor during the reporting period. If there are multiple curtailments during the reporting period they should be aggregated into this field

26	Curtailment Adjustment	CurtAdj	S9(10)v9(2)	float	80	91	The adjustment to scheduled interest amount (interest shortfall) caused by the application of the curtailment amount. The adjustment may also be applied in reduction in the scheduled ending balance.
27	Realize Losses	RealLoss

Exhibit Four-3

28	Delinquent Interest	DelinqIntAmt
29	Delinquent Principal	DelinqPrinAmt
30	Prepayment Interest Shortfall	PrepayIntShort
31	Prepayment Interest Excess	PrepayIntExcess
32	Next Index Rate	NextIndexRate
33	Mortgage Rate %	CurrNoteRate	9(2)v9(3)	float	27	31
The annual rate interest accrued at on the mortgage loan during the month prior to the distribution. The mortgage rate should be the annual rate that was used to determine the scheduled interest amount. For example, 9.75%.

34	Next Mortgage Rate %	NextNoteRate	9(2)v9(3)	float	27	31
35	Servicing Fee Rate	CurrSFRate
34	Next Servicing Fee Rate	NextSFRate
35	Master Servicing Fee Rate	CurrMasterSFRate
36	Next Master Servicing Fee Rate	NextMasterSFRate
37	Trustee Fee Rate	CurrTrusteeFRate
38	Next Trustee Fee Rate	NextTrusteeFRate
39	Current PTR Rate 1	CurrPTRate1
40	Next PTR Rate 1	NextPTRate1
41	Current PTR Rate 2	CurrPTRate2
42	Next PTR Rate 2	NextPTRate2
43	Indenture Trustee Fee Rate	CurrIndentTrusteeFRate
44	Next Indenture Trustee Fee Rate	NextIndentTrusteeFRate
45	PMI Insurance Rate	CurrPMIInsureRate
46	Next PMI Insurance Rate	NextPMIInsureRate
47	Current Index rate	CurrIndexRate
48	Delinquency Flag	DelFlg
49	Delinquency Bucket	DelinqBucket
50	Foreclosure Flag	ForclsFlg

Exhibit Four-4

51	Foreclosure Bucket	ForclsBucket
52	Bankruptcy Flag	BKFlg
53	Bankruptcy Bucket	BkruptBucket
54	REO Flag	REOFlg
55	REO Bucket	REOBucket
56	Number of Days Delinquent	DaysDelinq
57	Weighed Average Maturity Months	WAMM
58	Number Months to Maturity	MonthsMat
59	Number of Amortization Months to Maturity	AmMonthsMat
60	Last Rate Adjustment Date	LastRateAdjRate
61	Next Rate Adjustment Date	NextRateAdjDate
62	Last Payment Adjustment Date	LastPayAdjDate
63	Next Payment Adjustment Date	NextPayAdjDate
64	Repurchase Flag	RepurchFlg
65	Liquidation Flag	LiqFlg
66	Prepaid Flag	PrepaidFlg
67	Non Recoverable Flag	NonRecovAdvFlg
68	Missing Loan Flag	MissLoanFlg
69	Active Flag	ActiveFlg
70		CurrDelinqResid2
71	Interest Shorfall	CurrIntShortfallAmt
72		CurrResid1
73		CurrResid2
74	Deferred Interest Amount	DefAmt
75	Gross Liquidation Proceeds	GrossLiqProceed
76	Liquidation Expenses	LiqExp
77	Liquidation Proceeds	LiqProceeds
78	Net Liquidation Proceeds	NetLiqProceed
79	Non Recoverable Advance	NonRecovAdv
80		ResidInt2
81	Servicing Fee Amount	SFAmt

Exhibit Four-5

82	Current Servicing Fee Amount	CurrSFAmt
83	Delinquent Servicing Fee Amount	DelinqSFAmt
84	Master Servicing Fee Amount	MasterSFAmt
85	Delinquent Master Servicing Fee Amount	DelinqMasterSFAmt
86	Trustee Fee Amount	TrusteeFAmt
87	Current Trustee Fee Amount	CurrTrusteeFAmt
88	Delinquent Trustee Fee Amount	DelinqTrusteeFAmt
89	PMI Insurance Amount	PMIInsurAmt
90	Tax Premium Amount	TaxPremAmt
91	Relief Act Interest Shortfall	ReliefActInterestShort
92	REO Book Value	REOBookValue
93	Prepayment Penalty	PrepayPenalty

Exhibit Four-6

ANALYTICS GROUP SETUP DATA DICTIONARY

Exhibit Four-7

52.  TABLE: loan_data.dbo.loan_setup

DEFINITION: The loan_data.dbo.loan_setup table contains static information received by the servicer and prepared and loaded into the system by Analytics.
Data in loan_data.dbo.loan_setup is used during loan bar processing to calculate note rates and is referenced the during the deals first payment period for payment due dates and initial principle balances.

	FIELD NAME	FIELD ID	LENGTH	DATA TYPE	FIELD POSITION		DESCRIPTION
					Start	End
1	Issue Identifier	DealID	x(6)	char(6)	1	6	Identifies the particular pool of loans (code determined by Bankers Trust). Field Index 1.
2	Loan Number	LoanNum	x(20)	char(20)	7	26	Number or character string, not including special characters such as dashes or spaces, which uniquely identifies a loan. Field Index 2.
3	Primary Mortgagor	PropName	x(30)	varchar(30)	27	56
Name of the primary mortgagor in a first-name-last-name format, such as John A. Doe. If Mortgagor is a Business then the name will appear in the legal business format, such as ABC Savings Bank. If the name exceeds 30 characters it will be truncated on the right.

4	Secondary Mortgagor	PropName1	x(30)	varchar(30)	57	86
Name of the secondary mortgagor in a first-name-last-name format, such as John A. Doe. If Mortgagor is a Business then the name will appear in the legal business format, such as ABC Savings Bank. If the name exceeds 30 characters it will be truncated on the right.

5	Lookup Name	lookup	x(10)	varchar(10)	87	96
This field is a shorten version of the Current Primary Mortgagor’s name which will be used for retrieving a mortgage in name order. An individual’s name should be in Last-name, First-name format (i.e. Doe, John). A business name will be stored in its normal format, (i.e. ABC Saving for ABC Savings Bank).

Exhibit Four -8

6	Property Address	PropAddr	x(30)	varchar(30)	97	126	The address of the property to which the mortgage loan refers.
7	City	PropCity	x(15)	varchar(15)	127	141	The city where the mortgaged property is located.

Exhibit Four-9

8	State	PropState	x(2)	varchar(2)	142	143	The Abbreviation for the state where the mortgaged property is located. The following are state abbreviations:
AK Alaska	KY Kentucky	NY New York
AL Alabama	LA Louisiana	OH Ohio
AR Arkansas	MA Massachusetts	OK Oklahoma
AZ Arizona	MD Maryland	OR Oregon
CA California	ME Main	PA Pennsylvania
CO Colorado	MI Michigan	RI Rhode Island
CT Connecticut	MN Minnesota	SC S. Carolina
DC District of Columbia	MO Missouri	SD South Dakota
DE Delaware	MS Mississippi	TN Tennessee
FL Florida	MT Montana	TX Texas
GA Georgia	NC North Carolina	UT Utah
HI Hawaii	ND North Dakota	VA Virginia
IA Iowa	NE Nebraska	VT Vermont
ID Idaho	NH New Hampshire	WA Washington
IL Illinois	NJ New Jersey	WI Wisconsin
IN Indiana	NM New Mexico	WV W. Virginia
KS Kansas	NV Nevada	WY Wyoming
9	Zip Code	PropZip	x(9)	varchar(9)	144	152	The zip code of the mortgaged property. If the zip code is a 5 digit number like 12345, then the zip code should appear as 123450000.

Exhibit Four-10

10	County	PropCounty	x(15)	varchar(15)	153	167	The county in which the mortgaged property resides.
11	Original Mortgage Rate %	orig_note_rt	9(2)v9(3)	float(8)	168	175	The annual mortgage rate at the time the mortgage loan was issued.
12	Mortgage Rate at Sale Date % (Required by OID)	NoteRate	9(2)v9(3)	float(8)	176	183	The annual mortgage rate at the time the mortgage loan was sold to the trust.
	Primary Mortgage Insurance Rate	PMIInsurRate					The Annual PMI rate at the time of the mortgage loan was sold to the trust

Exhibit Four-11

14	Service Fee Rate 1% (Required by OID)	SfRate	9(2)v9(3)	float(8)	192	199	The annual service fee rate, usually paid to the Master Servicer, at the time the mortgage loan was sold to the trust.
15	Service Fee Rate 2%	SubSFRate	9(2)v9(3)	float(8)	200	207	The annual service fee rate, usually paid to the Sub-Servicer, at the time the mortgage loan was sold to the trust.
16	Retained Yield Rate % (Required by OID)	RetainedYieldRate	9(2)v9(3)	float(8)	208	215	The annual retained yield rate, usually paid to the Master Servicer or designee, at the time the mortgage loan was sold to the trust.
17	Principal Balance at Origination	OrigPrinBal	9(9)v9(2)	money(8)	216	223	The principal balance of the mortgage loan at the time the mortgage loan was originated.
18	Principal Balance at Sale Date (Required by OID)	InitPrinBal	9(9)v9(2)	money(8)	224	231	The principal balance of the mortgage loan at the time the mortgage loan was sold to the trust.
19	Appraised Value at Origination	AppraisalValue	9(9)v9(2)	money(8)	232	239	The price the mortgagor paid for the mortgaged property.
20	Loan-to-Value	LTV	9(9)v9(2)	float(8)	240	247	Original LTV. The percentage derived by dividing the Principal Balance at origination by the lessor of the Purchase price or original Appraised Value.
21	Scheduled Monthly Payment at Origination	OrigSchPI	9(3)v9(3)	money(8)	248	255	The total scheduled monthly payment from the mortgagor to cover the principal and interest due. This should be the payment amount at the time the mortgage loan was originated.
22	Scheduled Monthly Payment at Sale Date (Required by OID)	InitSchPI	9(9)v9(2)	money(8)	256	263	The total scheduled monthly payment from the mortgagor to cover the principal and interest due. This should be the payment amount at the time the mortgage loan was sold to the trust.

Exhibit Four-12

23	Amortized Term (Required by OID)	AmortTerm	9(3)	smallint(2)	264	265
The number of months for which the mortgage loan is amortized. This value, along with the original principal balance and original mortgage rate, is used in determining the original scheduled monthly payment.

24	Original (Due) Term (Required by OID)	OrigTerm	9(3)	smallint(2)	266	267	The original term of the mortgage loan in months. The difference between First Payment Dta and Maturity Date.
25	Property Type	PropTypCd	9	varchar(1)	268	268
The property type code which categorizes the mortgaged property. The following are relevant property type codes:

1 - Single Family
2 - Multi Family
3 - Condo or Townhouse
4 - Mobile Home
5 - Plan Unit Development
6 - Commercial (Non-Exempt)
7 - Commercial (Church)
8 - Commercial (School, Health Care Facility or Welfare Facility)
9 - Other
0 - Not Specified

26	Loan Type (Required by OID)	LoanTyp	9	varchar(1)	269	269	A description code which categorizes the mortgage loan. The following are relevant loan types:

Exhibit Four-13

1 - Fixed
2 - Variable Rate, ARM, IO loans, lock downs
3 - Variable Rate with Negative Amortization
Not Currently Used
4 - GPM Plan I (30 yr. with a yearly payment increase of 2.5%
for the first 5 years)
5 - GPM Plan II (30 yr. with a yearly payment increase of 5%
for the first 5 years)
6 - GPM Plan III (30 yr. with a yearly payment increase of 7.5%
for the first 5 years)
7 - GPM Plan IV (30 yr. with a yearly payment increase of 2%
for the first 10 years)
8 - GPM Plan V (30 yr. with a yearly payment increase of 3%
for the first 10 years)
10 - Other
Q - A variable rate loan that has a teaser rate that falls below the minimum interest rate cap (min_int_rt) and ignores the minimum interest rate until the current rate incrementally increases to a value greater than the minimum interest rate.

Exhibit Four-14

27	Interest Day Count Basis	IntDayCt	9	varchar(1)	270	270
The methodology involved in calculating interest owed by the borrower. The following is a list of the appropriate codes:

1 - 30 days/360 days
2 - 30 days/actual days
3 - actual days/360 days
4 - actual days/actual days
5 - actual days/365

28	Issue Date (YYYYMMDD)	InitPayDate	9(8)	datetime(8)	271	278	The date on which the mortgage loan was issued (the day the note was originated) (YYYYMMDD).
29	First Payment Date (YYYYMMDD) (Required by OID)	FirstPayDate	9(8)	datetime(8)	279	286	The date the first scheduled monthly payment on the mortgage loan is due (YYYYMMDD).
30	Maturity Date (YYYYMMDD) (Required by OID)	MatDate	9(8)	datetime(8)	287	294	The date the last scheduled monthly payment is due, reflecting the original term (YYYYMMDD).
31	First Rate Adjustment Date (YYYYMMDD)	FirstRateAdjDate	9(8)	datetime(8)	295	302
For adjustable rate mortgage loans, the first date at which interest accrues at a different rate than the original mortgage rate (YYYYMMDD). If the mortgage loan does not have an adjustable rate please leave this field blank.

32	First Payment Adjustment Date (YYYYMMDD)	FirstPayAdjDate	9(8)	datetime(8)	303	310
For mortgage loans with adjustable monthly payments, the first due date at witch the monthly scheduled payment is different than the original monthly scheduled payment (YYYYMMDD). For loans that have a constant monthly payment pleas leave this field blank.

33	Beginning Conversion Month (YYYYMMDD)	beg_conv	9(6)	datetime(8)	311	318	The first month a mortgage loan can convert from an adjustable rate to a fixed rate (YYYYMMDD). If the mortgage loan does not allow conversion pleas leave this field blank.

Exhibit Four-15

34	Ending Conversion Month (YYYYMMDD)	end_conv	9(6)	datetime(8)	319	326	The last month a mortgage loan can convert from an adjustable rate to a fixed rate (YYYYMMDD). If the mortgage loan does not allow conversion please leave this field blank.
35	Lifetime Maximum Mortgage Rate %	MaxRate	9(2)v9(3)	float(8)	327	334	The highest annual rate at which interest can accrue on the mortgage loan during the life of the mortgage loan.

Exhibit Four-16

36	Lifetime Minimum Mortgage Rate %	MinRate	9(2)v9(3)	float(8)	335	342	The lowest annual rate at which interest can accrue on the mortgage loan during the life of the mortgage loan.
37	Periodic Cap Upwards %	PerCapRateUp	9(2)v9(3)	float(8)	343	350	The amount, expressed as an annual percentage rate, the mortgage rate can increase during any periodic cycle. If the mortgage loan does not have an adjustable rate please zero fill this field.
38	Periodic Cap Downwards %	PerCapRateDown	9(2)v9(3)	float(8)	351	358	The amount, expressed as an annual percentage rate, the mortgage rate can decrease during any periodic cycle. If the mortgage loan does not have an adjustable rate pleas zero fill this field
39	Gross Margin % (Required by OID)	GrossMargin	9(2)v9(3)	float(8)	359	366
The margin, expressed as a percentage, which is added to the Index to calculate the mortgage rate of an adjustable rate mortgage. If the mortgage loan does not have an adjustable rate please zero fill this field.

40	Net Margin %	NetMargin	9(2)v9(3)	float(8)	367	374
The margin, expressed as a percentage, which is added to the Index to calculate the Pass Through rate of an adjustable rate mortgage. If the mortgage loan does not have an adjustable rate please zero fill this field.

41	Reference Rate %	ref_rt	9(2)v9(3)	float(8)	375	382	The mortgage rate to be referenced in determining any annual rate caps. If the mortgage loan does not have any adjustable rate please zero fill this field.
42	Adjustment Frequency (Rate) in Months (Required by OID)	AdjFreqRate	9(3)	tinyint(1)	383	383	The number of months between interest rate adjustment dates. If the mortgage loan does not have an adjustable rate please zero fill this field.

Exhibit Four-17

43	Adjustment Frequency (Payment) in Months	AdjFreqPay	9(3)	tinyint(1)	384	384	The number of months between principal adjustment dates. If the mortgage loan does not have an adjustable rate please zero fill this field.

Exhibit Four-18

44	Rounding Methodology	RoundMeth	9	varchar(1)	385	385
The method used in a adjustable mortgage rate. The possible methods and codes are listed below:
0 - Not Applicable (i.e. fixed rate mortgage)
1 - Index plus Gross Margin no rounding.
2 - Index plus Gross Margin, rounded to the nearest Rounding
Factor.
3 - Index plus Gross Margin, rounded up to the nearest
Rounding Factor.
4 - Index plus Gross Margin, rounded down to the nearest
Rounding Factor.
5 - Index, rounded to nearest Rounding Factor, plus Gross
Margin.
6 - Index, rounded up to nearest Rounding Factor, plus Gross
Margin.
7 - Index, rounded down to nearest Rounding Factor, plus
Gross Margin.
8 - Index plus Gross Margin, rounded to the nearest Rounding
Factor if the calculation falls exactly in the middle then round downward.

45	Rounding Factor	RoundFac	v9(3)	float(8)	386	393
The fraction, expressed as a percentage, which is used in calculating the mortgage rate of an adjustable rate mortgage. If the mortgage loan does not have an adjustable rate please zero fill this field.

46	Index Type	IndexType	9	varchar(1)	394	394
The index used in determining a mortgage rate for an adjustable mortgage loan. The following are index codes:
Not Currently used, replaced by Index_type.

0 - Not Applicable (i.e. fixed rate mortgage)
1 - 11th District Cost of Funds
2 - One year Treasury
3 - Three year Treasury
4 - Five year Treasury
5 - Six month Treasury
6 - Prime Rate
7 - Other
8 - One year Treasury Average
LIBOR:
A - TR1MLB
B - TR6MLB
C - TR12ML
D - TR3MLB
E - WJ1MLB
F - WJ3MLB
G - WJ6MLB
H - CO6MLB
I - FM6MLB
J - LB6MLB
K - BT1MOL
L - 6MTD
M - WJ1YLB
N - 1MTA

Exhibit Four-19

47	Index Lookback Period in Days/Months	IndexLookbk	9(3)	tinyint(1)	395	395	The number of days/months prior to an interest adjustment date the index in determining the mortgage rate. If the mortgage loan does not have an adjustable rate please zero fill this field.
48	Owner Occupancy Flag	OwnOcc		varchar(1)	396	396	Identifies a mortgaged property as being occupied by the owner (“Y” if the property is occupied by the owner and “N” if it is not). O = Owner Occupied, N = Non-Owner Occupied I = Investment

Exhibit Four-20

49	Loan Purpose	LoanPurp	varchar(1)	397	397	Identifies the reason the mortgagor took out the loan (“P” represents a purchase, “R” represents a refinance, “C” represents a cash out, and “I” represents a home improvement).
50	Balloon Payment Flag (Required by OID)	BalloonFlag	varchar(1)	398	398	Identifies loans that have balloon payments (“Y” identifies the loan as having a balloon payment and “N” if it does not).
51	Next Rate Adjustment Date (YYYYMMDD)	NextRateAdj	datetime(8)	399	406	For adjustable rate loans, the date of the first rate adjustment after the loan is sold to the trust (MM/DD/YY).
52	Next Payment Adjustment Date (YYYYMMDD)	Next_pmt_adj	datetime(8)	407	414	For adjustable rate loans, the date of the first payment adjustment after the loan is sold to the trust (MM/DD/YY).
53	Periodic Cap Rate	PerCapRate	float(8)	415	422
The amount, expressed as an annual percentage rate, the mortgage rate can increase/decrease on the First Rate Adjustment Date. This field should be zero if the mortgage loan does not have an adjustable rate.

54	Periodic Cap Payment	PerCapPmt	float(8)	423	430
The amount the mortgage payment can increase during any adjustment period. If the mortgage loan does not have an adjustable rate please zero fill this field. This field is populated only for Negatively Amortized Loans.

55	Original Index	OrigIndex	float(8)	431	438	The index rate as percentage used in determining a mortgage rate for an adjustable mortgage loan at origination.
56	Initial Index	InitIndex	float(8)	439	446	The index rate as percentage used in determining a mortgage rate for an adjustable mortgage loan at when sold to the trust.

Exhibit Four-21

57	Negative Amortization Flag	NegAmortFlg	varchar(1)	447	447	Identifies adjustable rate loans that have negative amortization (“Y” identifies the loan as having negative amortization, “N” if it does not).
58	Next Payment Date	NextPmtDate	datetime(8)	448	455	The next payemnt due to the trust based on governing documents definition of due period (MM/DD/YY).
59	Subpool	SubPool	smallint(1)	456	457
A single digit , generally between 0 and 4, assigned to the mortgage that identifies its subpool. Often if variable and fixed rate mortgages reside in the same deal they will be assigned to different subpools. Key Index 3.

60
61	Miscellaneous	misct1	varchar(255)	460	714	to identify prefunded loans.
62	IO Flag	IoFlg				Yes or No if its an IO Flag
63	IO term	IoTerm				Indicate number of months of IO term

Exhibit Four-22

64	Index Code	IndexCode	varchar(6)	749	754	A string of characters used to identify the index used in determining a mortgage rate for an adjustable mortgage. The following list are Index codes:

NONE - No Index
11COFI - 11th District Cost of Funds
WJ1MLB - Wall Street Journal One Month LIBOR
WJ3MLB - Wall Street Journal Three Month LIBOR
WJ6MLB - Wall Street Journal Six Month LIBOR
WJ1YLB - Wall Street Journal One Year LIBOR
SACA - Semi Annual California Cost of Funds
6MCD -  Six Month CD (secondary market)
6MTA - Six Month Treasury Bill Auction Average
6MTB - Six Month Treasury Bill (secondary market)
6MTD - Six Month Treasury Bill (Auction Discount)
1YCMT - One Year Constant Maturity Treasury
1YAMT - One Year Average Maturity Treasury
3YCMT -  Three Year Constant Maturity Treasury
5YCMT - Five Year Constant Maturity Treasury
10YCMT - Ten Year Constant Maturity Treasury

Exhibit Four-23

6MOCMT Six Month Constant Maturity Treasury
CO6MLB -  Cost Six Month LIBOR
FM6MLB -  Fannie Mae Six Month LIBOR
LB6MLB -  Long Beach Bank Six Month LIBOR
TR1MLB -  Telerate One Month LIBOR
TR3MLB -  Telerate Three Month LIBOR
TR6MLB -  Telerate Six Month LIBOR
TR12ML - Telerate 12 Month LIBOR
BT1MOL -  Bankers Trust 1 Month LIBOR
1MTA- One month Treasury Average
WPRIME - Wall Street Journal Prime Rate

65	Lookback Unit	LookbackUnit	varchar(1)	755	755
The Lookback Unit is a single digit numeric code (1 or 2) that determines if the index_lookback should be referenced as days or months.
1 - The index_lookback will be referenced as days.
2 - The index_lookback will be referenced as months.

Exhibit Four-24

66	Lookback Method	LookbackMeth	756	756	The lookback method is a single digit numeric code (0-4) that identifies the reference date for the index.

0 -    No Methodology
1 -    Used in conjunction with lookback_unit = 1 (days)
If the retrieval day fall on a weekend or holiday, the retrieval day will be the prior business day.
2 -    Used in conjunction with lookback_unit = 1 (days)
        If the retrieval day fall on a weekend or holiday, the retrieval day will be the next business day.
3 -    Used in conjunction with lookback_unit = 2 (months)
For the lookback month, retrieve the index from the first business day of the month.
4 -    Used in conjunction with lookback_unit = 2 (months)
For the lookback month, retrieve the index from the last business day of the month.

67	Original FICO Score	FicoScore	9	smallint(3)	737	739
Fico is a credit sore developed by Fair Issacs & Company. It measures the likelihood that the borrower will repay their bills. There are various types of Fico scores as follows:
Experian(Experian/Fair, Isaacs model), Trans Union (EMPERICA), and Equifax (BEACON).
Note: please provide FICO score of the primary borrower

68	Original Mortgage Score	MortgageScore	9	smallint(4)	740	743	Credit risk score designed to predict delinquency/ defaults in mortgages.

Exhibit Four-25

69	Type of Mortgage Score	ScoreType		char(1)	744	744	Type of Mortgage score reported: E=Equifax U=Uniquote/TransUnion C=Customized
70	Lien Position	LienPosition		smallint(1)	745	745	1=first 2=second 3=other
71	Prepayment Penalty	PrepayPenaltyCode		varchar(1)	746	746	Code to identify Prepay Penalty Codes for each loan
72	Original Debt to Income Ratio post loan	DtiRatio	9(3)v(3)	float(6)	747	752	Borrowers monthly debt obligation divided by the borrowers monthly income.

Prepayment Date End Date (YYYYMMDD)    PrepayPremEndDate    Day which Prepay Penalty Term expires

Exhibit Four-26

SCHEDULE ONE

Schedule of Serviced Mortgage Loans

On File with McKee Nelson

Schedule One-1